EXHIBIT 21


                            SIGNIFICANT SUBSIDIARIES

                         NATIONAL COMPUTER SYSTEMS, INC.


                            STATE OR
                             OTHER
                          JURISDICTION
                               OF                   NAME UNDER WHICH
NAME OF SUBSIDIARY        INCORPORATION         SUBSIDIARY DOES BUSINESS
--------------------     ---------------      ----------------------------

Interpretive Scoring       Minnesota         National Computer Systems, Inc.
     Systems, Inc.                           NCS Assessments
                                             Professional Assessment
                                             Services Division of
                                             National Computer Systems, Inc.


Macro Educational          California        National Computer Systems, Inc.
     Systems, Inc.                           Education Systems and Services
                                             Division of National
                                             Computer Systems, Inc.


Note: All other subsidiaries of National Computer Systems, Inc. are not significant subsidiaries taken as a whole.